$18.00

Secretary of State
Corporation Division
255 Capital St. NE, Suite 151
Salem, OR 97310-1327
Phone: (503) 986-2200
Fax: (503) 378-4381

Registry Number 175985-17
Attach Additional Sheet if Necessary
Please Type or Print Legibly in Black Ink

Check the appropriate box below:

XX BUSINESS/PROFESSIONAL/NONPROFIT CORPORATION
(Complete only 1, 2, 3, 4, 10, 11)

☐ FOR PARENT AND 90% OWNED SUBSIDIARY WITHOUT SHAREHOLDER APPROVAL
(Complete only 5, 6, 7, 8, 9, 10, 11)

Articles of Merger

FILED
JUN 16 1997
OREGON
SECRETARY OF STATE

BUSINESS/PROFESSIONAL/NONPROFIT CORPORATION ONLY

1) NAMES OF THE CORPORATIONS PROPOSING TO MERGE

A. Harcourt Symes LTD (An Oregon Corporation) # 175985-17

B. Harcourt Symes LTD (A Nevada Corporation)

2) NAME OF THE SURVIVING CORPORATION Harcourt Symes LTD (A Nevada Corporation)

☐ Check here if there is a name change in this plan of merger

3) A COPY OF THE MERGER PLAN IS ATTACHED.

4) CHECK THE APPROPRIATE STATEMENTS FOR CORPORATION A AND CORPORATION B BELOW.

Corporation A

☐ Shareholder/membership approval was not required. The plan was approved by a sufficient vote of the board of directors

XX Shareholder/membership approval was required. The vote was as follows

If Corporation A is a business/professional corporation:

Class or series of shares	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
COMMON	13,274,534	12,941,487	-0-

If Corporation A is a nonprofit corporation:

Class(es) entitled to vote	Number of members entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

Corporation B

XX Shareholder/membership approval was not required. The plan was approved by a sufficient vote of the board of directors

☐ Shareholder/membership approval was required. The membership vote was as follows

If Corporation B is a business/professional corporation:

Class or series of shares	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

If Corporation B is a nonprofit corporation:

Class(es) entitled to vote	Number of members entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

FOR PARENT AND 90% OWNED SUBSIDIARY WITHOUT SHAREHOLDER APPROVAL

5) NAME OF PARENT CORPORATION ______

Oregon Registry Number ______

6) NAME OF SUBSIDIARY CORPORATION ______

Oregon Registry Number ______

7) NAME OF SURVIVING CORPORATION ______

8) COPY OF PLAN

☐ A copy of the plan of merger setting forth the manner and basis of converting shares of the subsidiary into shares, obligations, or other securities of the parent corporation or any other corporation or into cash or other property is attached.

9) CHECK THE APPROPRIATE BOX

☐ A copy of the plan of merger or summary was mailed to each shareholder of record of the subsidiary corporation on or before ______ 19___

☐ The mailing of a copy of the plan or summary was waived by all outstanding shares

10) EXECUTION

Printed Name: Ryan Barnard
Signature: [signature]
Title: President

11) CONTACT NAME: Ryan Barnard
DAYTIME PHONE NUMBER: (503)641-8337

FEES

Make check for $10 payable to "Corporation Division."
NOTE: Filing fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.

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